EXHIBIT 10.S


                                                                  DRAFT: 7/31/98


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                             DONALDSON COMPANY, INC.




                                   $25,000,000
                        6.39% Senior Notes, Series 1998-B
                               due August 15, 2010



                                   -----------

                               FIRST SUPPLEMENT TO
                             NOTE PURCHASE AGREEMENT

                                   -----------




                           Dated as of August 1, 1998





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                                                                            PPN:

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                                FIRST SUPPLEMENT
                                       TO
                             NOTE PURCHASE AGREEMENT


            THIS FIRST SUPPLEMENT is entered into as of August 1, 1998 (this "FIRST SUPPLEMENT") between Donaldson Company, Inc., a Delaware corporation (the "COMPANY"), and the Purchaser listed in the attached Schedule A (the "PURCHASER").

                                 R E C I T A L S

            A. The Company has entered into a Note Purchase Agreement dated as of July 15, 1998 with the institutions listed in Schedule A thereto (the "NOTE PURCHASE AGREEMENT"); and

            B. The Company desires to issue and sell, and the Purchaser desires to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

            NOW, THEREFORE, the Company and the Purchaser agree as follows:

            1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $25,000,000 aggregate principal amount of Notes to be designated as its 6.39% Senior Notes, Series 1998-B, due August 15, 2010 (the "Series 1998-B Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 1998-B Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.

            2. Sale and Purchase of Series 1998-B Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 1998-B Notes in the principal amount specified opposite its name in Schedule A at the purchase price of 100% of the principal amount thereof.

            3. Closing. The sale and purchase of the Series 1998-B Notes to be purchased by the Purchaser shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "CLOSING") on August 14, 1998 or on such other Business Day thereafter on or prior to August 31, 1998 as may be agreed upon by the Company and the Purchaser. At the Closing the Company will deliver to the Purchaser the Series 1998-B Notes to be purchased by it in the form of a single Note (or such greater number of Series 1998-B Notes in denominations of at least $500,000 as the Purchaser may request) dated the date of the Closing and registered in its name

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(or in the name of its nominee), against delivery by the Purchaser to the
Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 1502-5005-4130 at US Bank - Minneapolis, US Bank Place, 601 Second Avenue South, Minneapolis, MN 55402, ABA No. 0910-0002-2. If at the Closing the Company shall fail to tender such Series 1998-B Notes to the Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

            4. Conditions to Closing. The Purchaser's obligation to purchase and pay for the Series 1998-B Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

                  (a) References in Section 4 of the Note Purchase Agreement to
            "Series 1998-A Notes" shall be deemed to be references to the 1998-B Notes and references to the "Closing" shall be deemed to refer to the Closing as such term is defined in this First Supplement;

                  (b) Section 4.6 of the Note Purchase Agreement shall not apply to the issuance and sale of the Series 1998-B Notes;

                  (c) The legal opinions, and forms thereof, called for by
            Section 4.4 of the Note Purchase Agreement shall be appropriately modified to reflect this First Supplement and the transactions contemplated herein.

            5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

                  (a) Each of the representations and warranties contained in
            Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchaser hereunder, all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all references to "Notes" therein shall be deemed to include the Series 1998-B Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

                  (b) The Company has implemented measures to have all critical business systems year 2000 ready by December 31, 1998, and the advent of the year 2000 and its impact on such computer systems is not expected to have a Material Adverse Effect.

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            6. Representations of the Purchaser. Each Purchaser confirms to the
Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to it, except that all references therein to "you" therein shall be deemed to refer to the Purchaser hereunder, and all references to "Series 1998-A Notes" therein shall be deemed to include the Series 1998-B Notes.

            7. Mandatory Prepayment of the Series 1998-B Notes. On August 15, 2006 and on each August 15 thereafter to and including August 15, 2009 the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 1998-B Notes at par and without payment of the Make-Whole Amount or any premium.

            8. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series 1998-B Notes as if expressly set forth in this Supplement and, accept as so provided or where the context otherwise requires, references in the Note Purchase Agreement to "Series 1998-A Notes" and to the "Notes" shall be deemed to refer to the Series 1998-B Notes and to include the Series 1998-B Notes.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused this Supplement to be executed and delivered as of the date set forth above.

                                         DONALDSON COMPANY, INC.


                                         By: /s/ James R. Giertz
                                             ------------------------------
                                         Title: Senior Vice President and
                                                Chief Financial Officer


                                         METROPOLITAN LIFE INSURANCE
                                           COMPANY


                                         By: /s/ Gerald P. Marcus
                                             ------------------------------
                                         Name:
                                         Title: Director

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                                                                   Schedule A to
                                                                First Supplement



                        INFORMATION RELATING TO PURCHASER


                                                     Principal Amount of Series
Name and Address of Purchaser                       1998-B Notes to be Purchased
-----------------------------                       ----------------------------

METROPOLITAN LIFE INSURANCE                                 $25,000,000
  COMPANY

(1)   All payments by wire transfer of
      immediately available funds to:

      Metropolitan Life Insurance Company,
        Corporate Investments
      Account No. 002-2-410591
      The Chase Manhattan Bank
      Metropolitan Branch
      33 East 23rd Street
      New York, NY 10010
      ABA # 021000021

      providing sufficient information, including PPN, to identify the source and application of funds and requesting the bank to send a credit advice thereof to Metropolitan Life Insurance Company.

(2)   All other communications:

      Metropolitan Life Insurance Company
      Fixed Income Investments
      334 Madison Avenue, P.O. Box 633
      Convent Station, NJ 07961-0633
      Attention: Private Placement Unit
      Telecopier Number: (973) 254-3050


Tax ID #13-5581829

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                                                                      Schedule 5
                                                                   to Supplement


                          EXCEPTIONS TO REPRESENTATIONS
                                 AND WARRANTIES

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                                                                    Exhibit 1 to
                                                                      Supplement


                          [FORM OF SERIES 1998-B NOTE]


                             DONALDSON COMPANY, INC.

                        6.39% Senior Note, Series 1998-B
                               due August 15, 2010

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

            FOR VALUE RECEIVED, the undersigned, DONALDSON COMPANY, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [__________], or registered assigns, the principal sum of $[ ] on August 15, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.39% per annum from the date hereof, payable semiannually, on August 15 and February 15 in each year, commencing with the August 15 or February 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.39% or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust & Savings Association from time to time in Chicago, Illinois as its "base" or "prime" rate.

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America National Trust & Savings Association in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

            This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of August 15, 1998, as supplemented by a First Supplement dated as of August 1, 1998 (as so supplemented and a hereafter from time to time amended and supplemented, the "Note Purchase Agreement"), and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Sections 6.1 (to the extent such representation is

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required for such transfer) and 6.2 of the Note Purchase Agreement. The Notes have not been registered under the Securities Act of 1933, as amended.

            This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

            The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

            If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

            This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                         DONALDSON COMPANY, INC.


                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------